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        EXHIBIT 10.4: FORM OF NON-STATUTORY STOCK OPTION AWARD AGREEMENT


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                                     FORM OF
                   NON-STATUTORY STOCK OPTION AWARD AGREEMENT
           FOR THE UNITED COMMUNITY BANCORP 2006 EQUITY INCENTIVE PLAN

         This Award Agreement is provided to _______________ (the "Participant") by United Community Bancorp (the "Company") as of _________, the date the Compensation Committee (the "Committee") granted the Participant the right and option to purchase Shares pursuant to the United Community Bancorp 2006 Equity Incentive Plan (the "2006 Plan"), subject to the terms and conditions of the 2006 Plan and this Award Agreement:

         1.       OPTION GRANT:                      You have been granted a NON-STATUTORY STOCK OPTION
                                                     (referred to in this Agreement as your "Option"). Your
                                                     Option is NOT intended to qualify as an "incentive stock
                                                     option" under Section 422 of the Internal Revenue Code
                                                     of 1986, as amended.
         2.       NUMBER OF SHARES
                  SUBJECT TO YOUR OPTION:            ________ shares of Common Stock ("Shares"), subject
                                                     to adjustment as may be necessary pursuant to Article 10
                                                     of the 2006 Plan.

         3.       GRANT DATE:                        ________

         4.       EXERCISE PRICE:                    You may purchase Shares covered by your Option at a
                                                     price of $______ per share.

         Unless sooner vested in accordance with Section 2 of the Terms and Conditions (attached hereto) or otherwise in the discretion of the Committee, the Options shall vest (become exercisable) in accordance with the following schedule:

  Continuous Status
  as a Participant       Percentage of        Number of Shares
  after Grant Date       Option Vested     Available for Exercise   Vesting Date
  ----------------       -------------     ----------------------   ------------
  Less than 1 year          _____               _____                ______
            1 year          _____               _____                ______
           2 years          _____               _____                ______
           3 years          _____               _____                ______
           4 years          _____               _____                ______
           5 years          _____               _____                ______


         IN WITNESS WHEREOF, United Community Bancorp, acting by and through the Compensation Committee of the Board of Directors, has caused this Award Agreement to be executed as of the Grant Date set forth above.

                                      UNITED COMMUNITY BANCORP

ACCEPTED BY PARTICIPANT:              By:
                                         ---------------------------------------
                                         On behalf of the Compensation Committee

--------------------------
[Name]

--------------------------
Date


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TERMS AND CONDITIONS

1. GRANT OF OPTION. The Grant Date, Exercise Price and number of Shares subject to your Option are stated on page 1 of this Award Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the 2006 Plan.

2. VESTING OF OPTIONS. The Option shall vest (become exercisable) in accordance with the vesting schedule shown on page 1 of this Award Agreement. Notwithstanding the vesting schedule on page 1, the Option will also vest and become exercisable:

         (a) Upon your death or Disability during your Continuous Status as a Participant; or

         (b)      Upon a Change in Control.

3. TERM OF OPTIONS AND LIMITATIONS ON RIGHT TO EXERCISE. The term of the Option will be for a period of ten (10) years, expiring at 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the "Expiration Date"). To the extent not previously exercised, the vested portion of your Option will lapse prior to the Expiration Date upon the earliest to occur of the following circumstances:

         (a) Three (3) months after the termination of your Continuous Status as a Participant for any reason other than your death or Disability.

         (b) Twelve (12) months after termination of your Continuous Status as a Participant by reason of Disability.

         (c) Twelve (12) months after the date of your death, if you die while employed, or during the three-month period described in subsection (a) above or during the twelve-month period described in subsection (b) above and before the Option would otherwise lapse. Upon your death, your beneficiary (designated pursuant to the terms of the 2006 Plan) may exercise your Option.

         (d) At the end of the remaining original term of the Option if your employment is involuntarily or constructively terminated within twelve (12) months of a Change in Control.

         The Committee may, prior to the lapse of your Option under the circumstances described in paragraphs (a), (b), (c) or (d) above, extend the time to exercise your Option as determined by the Committee in writing and subject to federal regulations. If you return to employment with the Company during the designated post-termination exercise period, then you will be restored to the status as a Participant you held prior to such termination, but no vesting credit will be

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         earned for any period you were not in Continuous Status as a
         Participant. If you or your beneficiary exercises an Option after your termination of service, the Option may be exercised only with respect to the Shares that were otherwise vested on the date of your termination of service.

4.       EXERCISE OF OPTION. You may exercise your Option by providing:

         (a) a written notice of intent to exercise to [NAME] at the address and in the form specified by the Committee from time to time; and

         (b) payment to the Company in full for the Shares subject to the exercise (unless the exercise is a cashless exercise). Payment for the Shares can be made in cash, Company common stock ("stock swap"), a combination of cash and Company common stock or by means of a cashless exercise (if permitted by the Committee).

5. BENEFICIARY DESIGNATION. You may, in a manner determined by the Committee, designate a beneficiary to exercise your rights under the 2006 Plan and to receive any distribution with respect to this Option upon your death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the 2006 Plan is subject to all terms and conditions of this Award Agreement and the 2006 Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If you have not designated a beneficiary or none survives you, the Option may be exercised by the legal representative of your estate, and payment shall be made to your estate. You may change or revoke a beneficiary designation at any time provided the change or revocation is filed with the Company.

6. WITHHOLDING. The Company or any employer Affiliate has the authority and the right to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy federal, state, and local (if any) withholding taxes and employment taxes (I.E., FICA and FUTA). OUTSIDE DIRECTORS OF THE COMPANY ARE SELF-EMPLOYED AND ARE NOT SUBJECT TO TAX WITHHOLDING.

7. LIMITATION OF RIGHTS. This Option does not confer on you or your beneficiary designated pursuant to Paragraph 5 any rights as a shareholder of the Company unless and until the Shares are in fact issued in connection with the exercise of the Option. Nothing in this Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate your employment at any time, nor confer upon you any right to continue in the service of the Company or any Affiliate.

8. RESTRICTIONS ON TRANSFER AND PLEDGE. You may not pledge, encumber, or hypothecate your right or interest in this Option to or in favor of any party other than the Company or an Affiliate, and this Option shall not be subject to any lien, obligation, or liability of the Participant to any other party other than the

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         Company or an Affiliate. You may not assign or transfer this Option other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Option under the 2006 Plan; provided, however, that the Committee may (but need not) permit other requested transfers. Only you or any permitted transferee may exercise this Option during your lifetime.

9. PLAN CONTROLS. The terms contained in the 2006 Plan are incorporated into and made a part of this Award Agreement and this Award Agreement shall be governed by and construed in accordance with the 2006 Plan. In the event of any actual or alleged conflict between the provisions of the 2006 Plan and the provisions of this Award Agreement, the provisions of the 2006 Plan will control.

10. SUCCESSORS. This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Award Agreement and the 2006 Plan.

11. SEVERABILITY. If any one or more of the provisions contained in this Award Agreement is invalid, illegal or unenforceable, the other provisions of this Award Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included in this Award Agreement.

12. NOTICE. Notices and communications under this Award Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

                           United Community Bancorp
                           92 Walnut Street
                           Lawrenceburg, Indiana 47025
                           Attn:   Compensation Committee

         or any other address designated by the Company in a written notice to the Participant. Notices to you will be directed to your address, as then currently on file with the Company, or to any other address that you provide in a written notice to the Company.

13. STOCK RESERVE. The Company shall at all times during the term of this Agreement reserve and keep available a sufficient number of Shares to satisfy the requirements of this Agreement.